                                                                       EXHIBIT 8

                                   [VSNL LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary
HQ/CS/CL.24B/10013
30 July 2003

Sir,

Sub : Un-audited Financial Results (Provisional) for the second quarter ended 30 June 2003.

     Pursuant to Clause 41 of the Listing Agreement with Indian Stock Exchanges, please find sent herewith Un-audited Financial Results (Provisional) for the first quarter ended 30 June 2003, which has been taken on record by the Board of Directors in their Meeting, held on 30 July 2003.

Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

     1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

     2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

     3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

     4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

     5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos. : (22) 6598237/38.

     6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. : 497 29 93.

     7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

     8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

     9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

     10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 023. Fax : 267 3199

     11.  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195

                          [TATA INDICOM LOGO]                        [VSNL LOGO]

                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.


                           UNAUDITED FINANCIAL RESULTS
                       FOR THE QUARTER ENDED 30 JUNE 2003


                                                                          (Rs. in Million)
------------------------------------------------------------------------------------------
                                                                           For the Year
                                            For the Quarter ended              Ended
       Particulars                                Unaudited                   Audited
-------------------------------------- -------------------------------- ------------------
                                        June 30, 2003    June 30, 2002     March 31, 2003
-------------------------------------- --------------- ---------------- ------------------
                    (1)                     (3)              (4)               (5)
-------------------------------------- --------------- ---------------- ------------------
1      Net Sales/Income from                    8,364           13,731             45,385
       operations
-----------------------------------------------------------------------------------------
2      Other Income                               409              531              2,205
-----------------------------------------------------------------------------------------
3      Interest on Income Tax Refunds             490                -                535
-----------------------------------------------------------------------------------------
       TOTAL INCOME                             9,263           14,262             48,125
-----------------------------------------------------------------------------------------
4      Total Expenditure                        7,458            9,952             33,978
-----------------------------------------------------------------------------------------
       (a) Network Cost                         6,200            9,127             30,039
-----------------------------------------------------------------------------------------
       (b) Operating and Other                    808              485              2,403
       Expenses
-----------------------------------------------------------------------------------------
       (c) Salaries and Related Costs             450              340              1,536
-----------------------------------------------------------------------------------------
5      Depreciation                               387              349              1,467
-----------------------------------------------------------------------------------------
6      Prior Year Adjustments                       -               37                136
-------------------------------------- --------------- ---------------- ------------------
7      PROFIT (+)/LOSS(-) BEFORE                1,418            3,924             12,544
       TAX AND EXTRAORDINARY ITEM
       (1+2+3)-(4+5+6)
-----------------------------------------------------------------------------------------
8      Extraordinary Item:
-----------------------------------------------------------------------------------------
       Expenditure on Voluntary
       Retirement Scheme                          387                -                  -
-----------------------------------------------------------------------------------------
9      Profit Before Tax (7-8)                  1,031            3,924             12,544
-----------------------------------------------------------------------------------------
10     Provision for Taxation                     373            1,312              4,743
-----------------------------------------------------------------------------------------
             -   Current Tax                      447            1,292              4,351
-----------------------------------------------------------------------------------------
             -   Deferred Tax                    (74)               20                392
-----------------------------------------------------------------------------------------

                                                                        (Rs. in Million)
----------------------------------------------------------------------------------------
                                                                            For the Year
                                              For the Quarter ended             Ended
       Particulars                                  Unaudited                  Audited
--------------------------------------- ------------------------------  ----------------
                                          June 30, 2003 June 30, 2002     March 31, 2003
--------------------------------------- --------------- --------------  ----------------
                    (1)                       (3)           (4)              (5)
--------------------------------------- --------------- --------------  ----------------
11     NET PROFIT (+)/LOSS(-) (9-10)                658         2,612             7,801
---------------------------------------------------------------------------------------
12     Paid up Equity Share Capital               2,850         2,850             2,850
       (Face value of Rs.10/- per
       share)
---------------------------------------------------------------------------------------
13     Reserves excluding                            --            --            52,654
       revaluation reserve (As per
       Balance Sheet of previous
       accounting year)
---------------------------------------------------------------------------------------
14     Basic & Diluted Earning per
       share (not annualized) (Rs)
---------------------------------------------------------------------------------------
15     Aggregate of non-promoter                   2.31          9.16             27.37
       shareholding
---------------------------------------------------------------------------------------
       (a) Number of Shares                  77,752,618    82,303,205        78,556,139
---------------------------------------------------------------------------------------
       (b) Percentage of Shareholding             27.28         28.88             27.56
---------------------------------------------------------------------------------------


SEGMENTAL REPORTING:

(i)      BUSINESS SEGMENTS:

The Company provides International Long Distance Service providing voice and data services. The Company's primary segment is international telephony and internet services.

                                                                                                                 (RS. IN MILLIONS)
---------------------------------------------------------------------------------------------------------------------------------
                                 For the Quarter ended             For the Quarter ended               For the Year ended
                                     June 30, 2003                     June 30, 2002                     March 31, 2003
                                      (Unaudited)                       (Unaudited)                         (Audited)
                            --------------------------------  --------------------------------  ----------------------------------
                            International                     International                     International
                              Telephony     Others   Total       Telephony    Others   Total     Telephony      Others   Total
--------------------------- -------------  --------  -------  -------------  --------  -------  -------------  -------  ---------
Revenue
---------------------------------------------------------------------------------------------------------------------------------
External Revenue                    5,901    2,463     8,364         11,903    1,828    13,731         37,097    8,288     45,385
---------------------------------------------------------------------------------------------------------------------------------
Results
---------------------------------------------------------------------------------------------------------------------------------
Segment Results                       650    1,649     2,299          3,474    1,213     4,687         10,186    5,640     15,826
---------------------------------------------------------------------------------------------------------------------------------
Unallocated
---------------------------------------------------------------------------------------------------------------------------------
(expenses)/income(net)                               (1,268)                             (763)                             (3282)
---------------------------------------------------------------------------------------------------------------------------------
Profit before taxes                                    1,031                             3,924                             12,544
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Taxes                                                    373                             1,312                              4,743
---------------------------------------------------------------------------------------------------------------------------------
Profit after taxes                                       658                             2,612                              7,801
---------------------------------------------------------------------------------------------------------------------------------

NOTES ON SEGMENTAL REPORTING:

Revenue and expenses, which are directly identifiable to segments, are attributed to the relevant segment. Expenses on rent of satellite channels and landlines, and royalty and license fee on revenues from operations are allocated based on turnover. Certain expenses such as staff costs, operating and other expenses and depreciation are not allocable to segments and consequently have been classified as "unallocated expenses".

Notes:

     1. The above results were taken on record by the Board of Directors of the Company at their Meeting held on July 30, 2003.

     2. The Company introduced a Voluntary Retirement Scheme (VRS) exercisable by eligible employees between May 15, 2003 and July 14, 2003. A total of 953 employees opted for VRS, of which 398 employees opted by June 30, 2003. In accordance with Accounting Standard 26 on Intangible Assets, expenditure incurred in the quarter ended June 30, 2003 amounting to Rs. 387 million has been charged to the profit and loss account.

     3. The Company has undertaken a review of the useful lives and carrying value of fixed assets. Pending completion of the review, depreciation has been provided based on rates prescribed in Schedule XIV of the Companies Act, 1956.

     4. During the quarter, the Company incorporated two wholly owned subsidiary companies, VSNL Lanka Ltd., for providing ILD operations in Sri Lanka and VSNL America Inc., for providing various IP-VPN and Data services.

     5. The financial results for the quarter ended June 30,2003 have been subjected to a Limited Review by the statutory auditors of the Company.

     6. Figures of the previous quarter/year have been regrouped wherever necessary.

     7.   Investor Complaint status:


                                 Total received      Total resolved
                                   during the          during the
          Outstanding as on      quarter ended       quarter ended       Outstanding as on
            April 01, 2003       June 30, 2003       June 30, 2003         June 30, 2003
          -----------------      --------------      --------------      -----------------
                  Nil                 142                 142                   Nil
          --------------------------------------------------------------------------------



                                                FOR VIDESH SANCHAR NIGAM LIMITED




Place    : Mumbai                                                 S. K. GUPTA
Date     : July 30, 2003                                       MANAGING DIRECTOR